UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

RELIV INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11768	37-1172197
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

136 Chesterfield Industrial Boulevard, Chesterfield, MO	63005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(636) 537-9715

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 5.02 – Departure of Director; Election of Director

On November 15, 2013, Denis St. John resigned as a director of Registrant.

On November 15, 2013, by action of the Board of Directors, Robert M. Henry was elected as a Director of Registrant to hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified.

By action of the Board of Directors on November 15, 2013, Mr. Henry was appointed as Chairman of the Audit Committee and as a member of the Compensation Committee and Nominations and Governance Committees of the Board of Directors. The Board of Directors has determined that Mr. Henry is “independent” as that term is defined in the rules governing companies whose stock is traded on the NASDAQ Stock Market. The Board of Directors also designated Mr. Henry as Registrant’s “Audit Committee Financial Expert” pursuant to Item 407 of Regulation S-K of the Securities Exchange Act of 1934.

Mr. Henry, age 66, was a member of the Board of Directors of Registrant from May 2004 through May 2011. Mr. Henry is currently a private investor and business consultant.

In May 2010, Mr. Henry was appointed a Director of Immunotec, Inc., a public Canadian network marketing company that sells nutritional supplements, and in August, 2010 he was appointed Executive Chairman of Immunotec’s Board. Mr. Henry served as Chief Executive Officer and Chairman of the Board for that company from January, 2011 until May, 2013.

From December 2004 to 2008, Mr. Henry served as Chairman and Chief Executive Officer of Arbonne International, Inc., a personal care products company. From 2000 to 2003, he served as Chief Executive Officer and Board member for Mannatech, Incorporated, a public multi-level marketing company that sells dietary supplements, wellness and weight-management products to independent distributors. From 1998 to 2000, Mr. Henry acted as an Operating Consultant for Gryphon Investors where he gave advice on the investment opportunities in the network marketing industry.

From 1986 to 1998, Mr. Henry served in various executive positions in the advertising, communications, investment and women’s apparel industries. From 1982 to 1986, he served as Corporate Controller Worldwide for Amway Corporation, a multi-level marketer of various products. From 1971 to 1982, Mr. Henry served various management roles for Avon Products Inc., including Regional Controller, Manufacturing/Sales/Distribution, and Chief Financial Officer for Avon Fashions.

Mr. Henry received a B.S. degree in Accounting from Hunter College in New York and a J.D. from Brooklyn Law School. Mr. Henry has been a member of the New York State Bar Association since 1975 and also served on the Direct Selling Association Board of Directors from 2002 to 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliv International, Inc.
(Registrant)

Date: November 18, 2013	By:	/s/Robert L. Montgomery
Robert L. Montgomery
Chief Executive Officer

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